EXHIBIT 10(e)18

BASE SALARIES OF NAMED EXECUTIVE OFFICERS

MISSISSIPPI POWER COMPANY

Effective as of March 1, 2006, the following are the annual base salaries of the Chief Executive Officer and certain other executive officers of Mississippi Power Company (the “Company”).

Anthony J. Topazi President and Chief Executive Officer	$349,215
Bobby J. Kerley Vice President	$226,961
Frances Turnage Vice President, Treasurer and Chief Financial Officer	$196,770
Kimberly Flowers Vice President	$196,626
John Atherton Vice President	$156,590

Gene L. Ussery, Jr., Vice President of Georgia Power Company, served as Vice President of the Company until March 5, 2005. Mr. Ussery’s annual base salary for the year ended December 31, 2005 was $256,798.

Michael W. Southern, Senior Vice President, Comptroller and Chief Financial Officer of Southern Power Company, served as Vice President, Treasurer and Chief Financial Officer of the Company, until March 17, 2005. Mr. Southern's annual base salary for the year ended December 31, 2005 was $254,054.